EXHIBIT 10(q-4)

THIRD AMENDMENT

TO THE

LONG TERM INCENTIVE PLAN

OF EMCOR GROUP, INC.

This Third Amendment to the EMCOR Group, Inc. Long Term Incentive Plan is made as of March 23, 2012.

NOW, THEREFORE, the Long Term Incentive Plan is hereby amended as follows:

1. Section 2 is hereby amended to add the following paragraph to the definition of Earnings Per Share:

“Earnings Per Share” for a Three Year Applicable Period commencing on or after January 1, 2012 shall mean the aggregate of the diluted earnings per share of the Company’s Common Stock for each of such three years, as reported in the Company’s “Consolidated Statements of Operations” for such years in accordance with generally accepted accounting principles; provided, however, that in computing net income to arrive at any such year’s earnings per share there shall be excluded from the calculation of such net income (a) non-cash charges associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) acquisition or investment or (ii) sale or disposition of Company assets or securities, (c) the effect of any changes in statutory tax rates from those in effect on March 29, 2010, (d) restructuring charges due to sale or closure of a subsidiary’s business, (e) the cumulative effect of any change in accounting principles, and (f) charges associated with withdrawal liabilities relating to multi-employer pension plans and lump sum type surcharges (as opposed to increases in hourly contribution rates) assessed by multi-employer pension plans, to ameliorate underfunding in their respective plans; and provided further, however, that the Compensation Committee may, within the first 90 days of a Three Year Applicable Period, adjust any such period’s Earnings Per Share, to the extent permitted under Section 162(m) of the Code, to omit the impact on such Earnings Per Share of extraordinary items, gains or losses on the acquisition or disposal of a business, and/or unusual or infrequently occurring events and transactions.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

EMCOR GROUP, INC.

By:	/s/ Anthony J. Guzzi
President and Chief Executive Officer